UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      November 21, 2006

Date of Report (Date of earliest event reported)

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MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

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Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois         60532

(Address and zip code of principal executive offices)

                   (630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

Molex Incorporated previously disclosed order backlog as of September 30, 2006 of $450.9 million. The Company determined that the actual amount of order backlog on that date should be $425.3 million.  This adjustment was due to a clerical error and had no impact on either the level of orders reported for the first fiscal quarter ended September 30, 2006 of $864.6 million, or the Second Fiscal Quarter and Full Fiscal Year 2007 Outlook as included in the Company's press release dated October 19, 2006.

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Cautionary Statement Regarding Forward-Looking Statements.  This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the SEC’s and the United States Attorney’s review of the Company’s stock option grant practices. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated.  The statements made herein are made only as of the date of this report.  Except to the extent required by law, the Company undertakes no obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	MOLEX INCORPORATED By: /s/ ANA G. RODRIGUEZ
Ana G. Rodriguez Corporate Secretary